Exhibit 99.1

NEWS RELEASE
March 3, 2022	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended December 31, 2021. Net revenue was approximately $131.0 million, an increase of 15.3% from the same period in 2020. The Company reported operating income of approximately $22.4 million for the three months ended December 31, 2021, compared to approximately $34.5 million for the three months ended December 31, 2020. Broadcast and digital operating income1 was approximately $44.1 million, a decrease of 14.9% from the same period in 2020. Net income was approximately $6.6 million or $0.13 per share (basic) compared to approximately $26.4 million or $0.58 per share (basic) for the same period in 2020. Adjusted EBITDA2 was approximately $32.5 million for the three months ended December 31, 2021, compared to approximately $41.7 million for the same period in 2020.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “We had another very strong quarter, with revenue exceeding expectations, allowing us to significantly exceed our previous Adjusted EBITDA guidance for the year of $140-$145 million. There was some noise in the expenses, predominantly related to returning events, TV programming amortization and annual staff bonuses, all of which were anticipated and factored into our guidance. Demand for our audience remains extremely robust across the platform, and, excluding political, advertising revenues for the quarter were up double-digit percentages in all of our operating segments. Digital revenues were up 42.9%, and we exceeded $50 million in annual digital revenue for the first time. Cable TV revenues were up 43.6% helped by strong upfront demand and higher average unit rates across both TV One and Cleo. Looking back at pre-pandemic revenues, when we aggregate our radio broadcasting, syndication, events and digital operations, net revenues were up 25% compared to Q4 2019, and Adjusted EBITDA up 21%. We expect to continue to exceed pre-pandemic revenues and Adjusted EBITDA in 2022, and this is supported by first quarter 2022 core radio pacings up low double digits, and up mid-teens including digital revenues.”

-MORE-

PAGE 2 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$130,966	$113,542	$441,462	$376,337
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	38,243	28,129	119,072	103,813
Selling, general and administrative, excluding stock-based compensation	48,588	33,524	143,156	108,633
Corporate selling, general and administrative, excluding stock-based compensation	19,293	12,495	50,837	35,860
Stock-based compensation	87	839	565	2,294
Depreciation and amortization	2,364	2,322	9,289	9,741
Impairment of long-lived assets	—	1,700	—	84,400
Total operating expenses	108,575	79,009	322,919	344,741
Operating income	22,391	34,533	118,543	31,596
INTEREST INCOME	33	1	218	213
INTEREST EXPENSE	15,908	18,731	65,702	74,507
LOSS ON RETIREMENT OF DEBT	—	2,894	6,949	2,894
OTHER INCOME, net	(1,968)	(1,265)	(8,134)	(4,547)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	8,484	14,174	54,244	(41,045)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,211	(12,950)	13,577	(34,476)
CONSOLIDATED NET INCOME (LOSS)	7,273	27,124	40,667	(6,569)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	670	698	2,315	1,544
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$6,603	$26,426	$38,352	$(8,113)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$6,603	$26,426	$38,352	$(8,113)

Weighted average shares outstanding - basic[3]	51,206,358	45,942,818	50,163,600	45,041,467
Weighted average shares outstanding - diluted[4]	55,084,927	48,054,418	54,136,641	45,041,467

-MORE-

PAGE 3 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income (loss) attributable to common stockholders (basic)	$0.13	$0.58	$0.76	$(0.18)

Consolidated net income (loss) attributable to common stockholders (diluted)	$0.12	$0.55	$0.71	$(0.18)

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$44,135	$51,889	$179,234	$163,891
Broadcast and digital operating income margin (% of net revenue)	33.7%	45.7%	40.6%	43.5%

Broadcast and digital operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$6,603	$26,426	$38,352	$(8,113)
Add back non-broadcast and digital operating income items included in consolidated net income (loss):
Interest income	(33)	(1)	(218)	(213)
Interest expense	15,908	18,731	65,702	74,507
Provision for (benefit from) income taxes	1,211	(12,950)	13,577	(34,476)
Corporate selling, general and administrative expenses	19,293	12,495	50,837	35,860
Stock-based compensation	87	839	565	2,294
Loss on retirement of debt	—	2,894	6,949	2,894
Other income, net	(1,968)	(1,265)	(8,134)	(4,547)
Depreciation and amortization	2,364	2,322	9,289	9,741
Noncontrolling interest in income of subsidiaries	670	698	2,315	1,544
Impairment of long-lived assets	—	1,700	—	84,400
Broadcast and digital operating income	$44,135	$51,889	$179,234	$163,891

Adjusted EBITDA[2]	$32,487	$41,653	$150,222	$138,018

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders	$6,603	$26,426	$38,352	$(8,113)
Interest income	(33)	(1)	(218)	(213)
Interest expense	15,908	18,731	65,702	74,507
Provision for (benefit from) income taxes	1,211	(12,950)	13,577	(34,476)
Depreciation and amortization	2,364	2,322	9,289	9,741
EBITDA	$26,053	$34,528	$126,702	$41,446
Stock-based compensation	87	839	565	2,294
Loss on retirement of debt	—	2,894	6,949	2,894
Other income, net	(1,968)	(1,265)	(8,134)	(4,547)
Noncontrolling interest in income of subsidiaries	670	698	2,315	1,544
Casino chase costs	1,886	—	6,727	—
Employment Agreement Award, incentive plan award expenses and other compensation	3,465	(47)	6,163	2,271
Contingent consideration from acquisition	—	48	280	46
Severance-related costs	311	654	965	2,800
Cost method investment income from MGM National Harbor	1,983	1,604	7,690	4,870
Impairment of long-lived assets	—	1,700	—	84,400
Adjusted EBITDA	$32,487	$41,653	$150,222	$138,018

-MORE-

PAGE 4 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2021	December 31, 2020
	(unaudited)

	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$152,218	$73,858
Intangible assets, net	780,133	764,858
Total assets	1,261,108	1,195,487
Total debt (including current portion, net of issuance costs)	818,616	842,286
Total liabilities	989,973	995,888
Total stockholders' equity	254,120	186,898
Redeemable noncontrolling interest	17,015	12,701

	December 31, 2021	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $13.9 million (fixed rate)	$811,111	7.375%
PPP Loan	7,505	1.00%

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management’s current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

-MORE-

PAGE 5 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

The COVID-19 pandemic could have an impact on certain of our revenue and alternative revenue sources on a going forward basis. While parts of the country are recovering, other parts could see a resurgence of the pandemic and this could impact our results of operations, particularly in our larger markets such as Dallas, Houston and Atlanta. During the early portion of the pandemic, a number of advertisers across a variety of significant advertising categories reduced advertising spend due to the pandemic. This has been particularly true within our radio segment which derives substantial revenue from local advertisers, including in areas such as Texas, Ohio and Georgia. The economies in these areas were hit particularly hard due to social distancing and other government interventions. Further, the COVID-19 pandemic has caused a shift in the way people work and commute, which in some instances has altered demand for our broadcasting radio advertising. Finally, the COVID-19 outbreak caused the postponement or cancellation of certain of our tent pole special events or otherwise impaired or limited ticket sales for such events. A resurgence could have a similar future impact. We do not carry business interruption insurance to compensate us for losses and such losses may continue to occur as a result of the ongoing and fluctuating nature of the COVID-19 pandemic. New outbreaks or surges in new cases due to variants in the markets in which we operate could have material impacts on our liquidity, operations including potential impairment of assets, and our financial results. Likewise, our income from our investment in MGM National Harbor Casino has at times been negatively impacted by closures and limitations on occupancy imposed by state and local governmental authorities.

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended December 31,
	2021	2020	$Change	% Change

	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$46,211	$39,154	$7,057	18.0%
Political Advertising	1,502	15,395	(13,893)	(90.2)%
Digital Advertising	19,462	13,618	5,844	42.9%
Cable Television Advertising	28,951	20,156	8,795	43.6%
Cable Television Affiliate Fees	25,620	24,242	1,378	5.7%
Event Revenues & Other	9,220	977	8,243	843.7%

Net Revenue (as reported)	$130,966	$113,542	$17,424	15.3%

Net revenue increased to approximately $131.0 million for the quarter ended December 31, 2021, from approximately $113.5 million for the same period in 2020. Net revenues from our radio broadcasting segment decreased 11.6% compared to the same period in 2020. The decrease in net revenue in our radio broadcasting segment was primarily due to political revenue that did not return in 2021. Net revenue excluding political, from our radio broadcasting segment increased 15.5% compared to the same period in 2020. We recognized approximately $54.6 million of revenue from our cable television segment during the three months ended December 31, 2021, compared to approximately $45.6 million for the same period in 2020 with increases in both advertising and affiliate sales. We recognized approximately $19.3 million of revenue from our Reach Media segment during the three months ended December 31, 2021, compared to approximately $10.3 million for the same period in 2020. The Fantastic Voyage took place during the fourth quarter of 2021 and Reach Media recognized approximately $7.0 million in revenue from operating the event. Finally, net revenues for our digital segment increased approximately $4.7 million for the three months ended December 31, 2021, compared to the same period in 2020, primarily due to an increase in direct revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $106.1 million for the quarter ended December 31, 2021, up 43.1% from the approximately $74.1 million incurred for the comparable quarter in 2020. The overall operating expense increase was driven by higher programming and technical expenses, higher selling, general and administrative expenses and higher corporate selling, general and administrative expenses.

-MORE-

PAGE 6 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

During the quarter ended September 30, 2020, we began to reinstate certain cost-cutting measures that were taken during the preliminary phases of the pandemic such as furloughs, layoffs and salary reductions. Continuing throughout 2021, as the economy began to recover, we also reversed certain other expense reduction measures including increasing travel and entertainment expenses, merit raises, marketing spend and programming/production costs, and special event costs. As a result of the continued reopening of the economy and corresponding increases in revenue, we’ve incurred an increase in the following expenses: approximately $5.9 million in employee compensation expenses, $5.8 million in higher program content amortization expense at our cable television segment, $7.1 million in special event costs, $1.4 million in marketing spend, $1.7 million in contract labor, talent costs and consulting fees and $4.2 million in variable expenses. Finally, the increase in corporate selling, general and administrative expenses for the three months ended December 31, 2021, compared to the same period in 2020 is primarily due to an increase in compensation expense of approximately $3.5 million related to the employment agreement award and expenses related to corporate development activities in connection with potential gaming and other similar business activities. The Company has incurred approximately $1.9 million in casino chase costs for the quarter ended December 31, 2021.

Depreciation and amortization expense remained flat at approximately $2.3 million for the quarters ended December 31, 2021 and 2020.

Interest expense decreased to approximately $15.9 million for the quarter ended December 31, 2021, compared to approximately $18.7 million for the quarter ended December 31, 2020. The Company made cash interest payments of $187,000 for the quarter ended December 31, 2021, compared to cash interest payments of approximately $23.4 million on its outstanding debt for the quarter ended December 31, 2020. As previously announced, on January 25, 2021, the Company closed on new senior secured notes (the “2028 Notes”). The proceeds from the 2028 Notes were used to prepay in full: (1) the 2017 Credit Facility; (2) the 2018 Credit Facility; (3) the MGM National Harbor Loan; (4) the remaining amounts of our 7.375% Notes; and (5) our 8.75% Notes that were issued in the November 2020 Exchange Offer.

For the three months ended December 31, 2021, we recorded a provision for income taxes of approximately $1.2 million on pre-tax income from continuing operations of approximately $8.5 million, which results in a tax rate of 14.3%. For the three months ended December 31, 2020, we recorded a benefit from income taxes of approximately $13.0 million on pre-tax income from continuing operations of approximately $14.2 million, which results in a tax rate of (91.4)%. The Company paid $360,000 in taxes for the quarter ended December 31, 2021, and received a net tax refund of $395,000 for the quarter ended December 31, 2020.

Other income, net, was approximately $2.0 million and $1.3 million for the three months ended December 31, 2021 and 2020, respectively. We recognized other income in the amount of approximately $2.0 million and $1.6 million for the three months ended December 31, 2021 and 2020, respectively, related to our MGM investment.

Other pertinent financial information includes capital expenditures of approximately $2.1 million and $622,000 for the quarters ended December 31, 2021 and 2020, respectively.

During the three months ended December 31, 2021 and 2020, the Company did not repurchase any shares of Class A or Class D common stock.

The Company, in connection with its prior 2009 stock option and restricted stock plan and its current 2019 Equity and Performance Incentive Plan (the “2019 Plan”), is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the three months ended December 31, 2021, the Company executed a Stock Vest Tax Repurchase of 2,530 shares of Class D Common Stock in the amount of $9,000. During the three months ended December 31, 2020, the Company executed a Stock Vest Tax Repurchase of 4,225 shares of Class D Common Stock in the amount of $5,000.

-MORE-

PAGE 6 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months and year ended December 31, 2021 and 2020 are included.

-MORE-

PAGE 7 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2021
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$130,966	$38,453	$19,268	$19,472	$54,631	$(858)
OPERATING EXPENSES:
Programming and technical	38,243	9,947	4,733	4,246	19,695	(378)
Selling, general and administrative	48,588	17,243	9,145	12,003	10,661	(464)
Corporate selling, general and administrative	19,293	—	1,576	1	2,935	14,781
Stock-based compensation	87	6	—	—	37	44
Depreciation and amortization	2,364	800	48	319	939	258
Total operating expenses	108,575	27,996	15,502	16,569	34,267	14,241
Operating income (loss)	22,391	10,457	3,766	2,903	20,364	(15,099)
INTEREST INCOME	33	—	—	—	—	33
INTEREST EXPENSE	15,908	44	—	79	1,919	13,866
OTHER (INCOME) EXPENSE, net	(1,968)	28	—	—	—	(1,996)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	8,484	10,385	3,766	2,824	18,445	(26,936)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,211	5,166	1,026	—	3,415	(8,396)
CONSOLIDATED NET INCOME (LOSS)	7,273	5,219	2,740	2,824	15,030	(18,540)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	670	—	—	—	—	670
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$6,603	$5,219	$2,740	$2,824	$15,030	$(19,210)

Adjusted EBITDA[2]	$32,487	$11,506	$3,816	$3,222	$21,340	$(7,397)

PAGE 8 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2020
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$113,542	$43,507	$10,287	$14,755	$45,580	$(587)
OPERATING EXPENSES:
Programming and technical	28,129	7,805	3,823	3,154	13,694	(347)
Selling, general and administrative	33,524	15,770	1,881	6,674	9,420	(221)
Corporate selling, general and administrative	12,495	—	1,205	1	2,609	8,680
Stock-based compensation	839	104	—	—	51	684
Depreciation and amortization	2,322	756	59	344	932	231
Impairment of long-lived assets	1,700	1,700	—	—	—	—
Total operating expenses	79,009	26,135	6,968	10,173	26,706	9,027
Operating income (loss)	34,533	17,372	3,319	4,582	18,874	(9,614)
INTEREST INCOME	1	—	—	—	—	1
INTEREST EXPENSE	18,731	29	—	79	1,919	16,704
LOSS ON RETIREMENT OF DEBT	2,894	—	—	—	—	2,894
OTHER (INCOME) EXPENSE, net	(1,265)	352	—	—	—	(1,617)
Income (loss) before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	14,174	16,991	3,319	4,503	16,955	(27,594)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(12,950)	3,375	431	—	(416)	(16,340)
CONSOLIDATED NET INCOME (LOSS)	27,124	13,616	2,888	4,503	17,371	(11,254)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	698	—	—	—	—	698
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$26,426	$13,616	$2,888	$4,503	$17,371	$(11,952)

Adjusted EBITDA[2]	$41,653	$20,123	$3,712	$5,096	$19,857	$(7,135)

PAGE 9 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2021
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$441,462	$140,246	$46,437	$59,937	$198,180	$(3,338)
OPERATING EXPENSES:
Programming and technical	119,072	36,243	14,965	12,307	57,016	(1,459)
Selling, general and administrative	143,156	61,969	14,491	30,388	38,166	(1,858)
Corporate selling, general and administrative	50,837	—	3,455	3	7,756	39,623
Stock-based compensation	565	38	—	—	111	416
Depreciation and amortization	9,289	3,135	208	1,264	3,738	944
Total operating expenses	322,919	101,385	33,119	43,962	106,787	37,666
Operating income (loss)	118,543	38,861	13,318	15,975	91,393	(41,004)
INTEREST INCOME	218	—	—	—	—	218
INTEREST EXPENSE	65,702	174	—	316	7,676	57,536
LOSS ON RETIREMENT OF DEBT	6,949	—	—	—	—	6,949
OTHER INCOME, net	(8,134)	(392)	—	—	—	(7,742)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	54,244	39,079	13,318	15,659	83,717	(97,529)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	13,577	12,665	3,573	—	20,815	(23,476)
CONSOLIDATED NET INCOME (LOSS)	40,667	26,414	9,745	15,659	62,902	(74,053)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,315	—	—	—	—	2,315
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$38,352	$26,414	$9,745	$15,659	$62,902	$(76,368)

Adjusted EBITDA[2]	$150,222	$42,518	$13,587	$17,571	$95,358	$(18,812)

PAGE 10 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2020
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$376,337	$130,573	$30,996	$35,599	$181,583	$(2,414)
OPERATING EXPENSES:
Programming and technical	103,813	33,410	12,967	11,056	47,856	(1,476)
Selling, general and administrative	108,633	57,325	6,205	18,519	27,443	(859)
Corporate selling, general and administrative	35,860	—	3,145	27	6,196	26,492
Stock-based compensation	2,294	317	59	6	51	1,861
Depreciation and amortization	9,741	3,022	237	1,592	3,749	1,141
Impairment of long-lived assets	84,400	84,400	—	—	—	—
Total operating expenses	344,741	178,474	22,613	31,200	85,295	27,159
Operating income (loss)	31,596	(47,901)	8,383	4,399	96,288	(29,573)
INTEREST INCOME	213	—	—	—	178	35
INTEREST EXPENSE	74,507	32	—	317	7,675	66,483
LOSS ON RETIREMENT OF DEBT	2,894	—	—	—	—	2,894
OTHER (INCOME) EXPENSE, net	(4,547)	352	—	—	—	(4,899)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(41,045)	(48,285)	8,383	4,082	88,791	(94,016)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(34,476)	(8,318)	1,752	—	17,555	(45,465)
CONSOLIDATED NET (LOSS) INCOME	(6,569)	(39,967)	6,631	4,082	71,236	(48,551)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,544	—	—	—	—	1,544
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,113)	$(39,967)	$6,631	$4,082	$71,236	$(50,095)

Adjusted EBITDA[2]	$138,018	$41,430	$9,313	$6,378	$100,192	$(19,295)

PAGE 11 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the fourth fiscal quarter of 2021. The conference call is scheduled for Thursday, March 03, 2022 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free 1-877-226-8215; international callers may dial direct (+1) 409-207-6982. The Access Code is 7494333.

A replay of the conference call will be available from 1:00 p.m. EST March 03, 2022 until 12:00 a.m. EST March 07, 2022. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 2519146.

Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of December 31, 2021, we owned and/or operated 64 independently formatted, revenue producing broadcast stations (including 54 FM or AM stations, 8 HD stations, and the 2 low power television stations we operate) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Notes:

1“Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2“Adjusted EBITDA” consists of net income (loss) plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, casino chase costs, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

PAGE 11 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

3For the three months ended December 31, 2021 and 2020, Urban One had 51,206,358 and 45,942,818 shares of common stock outstanding on a weighted average basis (basic), respectively. For the year ended December 31, 2021 and 2020, Urban One had 50,163,600 and 45,041,467 shares of common stock outstanding on a weighted average basis (basic), respectively.

4For the three months ended December 31, 2021 and 2020, Urban One had 55,084,927 and 48,054,418 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the year ended December 31, 2021 and 2020, Urban One had 54,136,641 and 45,041,467 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.